Exhibit 99.2

SPARTAN STORES, INC.

NOTE INTENT FORM

( )	I wish to renew my full investment in Variable Rate Promissory Notes and am returning my note(s) and a Subscription Agreement.

( )

I wish to be paid $______________ and the balance of my investment renewed in the form of a new Variable Rate Promissory Note for the amount of that balance and am returning my note(s) and a Subscription Agreement.

( )	I wish to be paid in full for my Variable Rate Promissory Note(s) and am returning my note(s).

THE FOLLOWING ITEMS MUST BE RETURNED TO US:

1.	This Note Intent Form.

2.	The original note(s) that you hold. (No matter which option you choose, you must return your original note(s) to us.)

If you are renewing all or part of your investment, you also must complete the enclosed Subscription Agreement, sign it on the appropriate page in the back and return it to us.

If you have any questions, please feel free to contact Ms. Lorrie Reynolds-Lampen at 616-878-2424.

Please sign and date.

Print name of note holder

Signature

Date

Please make any name or address changes on the label above.

SPARTAN STORES, INC.

VARIABLE RATE PROMISSORY NOTES

SUBSCRIPTION AGREEMENT

Subscriber's Name:

                    This Subscription Agreement (the "Agreement") is signed by the undersigned ("Subscriber") on the date shown in the Signature Section attached and constitutes the Subscriber's agreement to purchase one or more Variable Rate Promissory Notes ("Notes") from Spartan Stores, Inc. (the "Company"). This Agreement is irrevocable by Subscriber, unless otherwise provided by applicable securities laws. In signing this Agreement, Subscriber acknowledges receipt of the prospectus dated February _____, 2001 and the prospectus supplement dated February ___, 2001 (together, the "Prospectus") with respect to the offering of the Notes at least forty-eight (48) hours before signing this Agreement.

          1.          Subscription. Subscriber hereby applies to the Company and subscribes to purchase the number of Notes stated in the Signature Section attached in accordance with the terms of this Agreement. In payment for the requested number of Notes, Subscriber tenders the payment of the purchase price for the Notes (check one):

by a check payable to "Spartan Stores, Inc."

by renewal of my existing investment in Notes.

          2.          Acceptance or Rejection. This subscription may be rejected by the Company in its sole discretion. If this subscription is rejected, or if it is determined that this offering of Notes will not be made for any reason, Spartan Stores will promptly return any payment tendered by Subscriber, without interest.

          3.          Representations and Warranties. Subscriber represents and warrants as follows:

                    (a)          The information concerning the Subscriber contained in this Subscription Agreement and accompanying documents is true, correct and complete in all respects as of the date hereof and will be true, correct and complete as of the date of the closing of this subscription. If any material change(s) in such information occur(s) prior to the acceptance of this subscription, the Subscriber will immediately provide the Company with written notice of such change(s).

                    (b)          The person signing this Agreement is more than 18 years of age.

                    (c)          The Subscriber is empowered and duly authorized to enter into this Agreement, and this Agreement is the legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms. The Subscriber or the person signing this Agreement on behalf of the Subscriber, as applicable, is empowered and duly authorized to do so.

                    (d)          Prior to signing this Agreement, Subscriber has read the Prospectus. No oral representations have been made and no oral information has been furnished to Subscriber in connection with the offering of the Notes that are in any way inconsistent with the Prospectus.

                    (e)          Subscriber represents that (i) the taxpayer identification number or employer identification number shown on this Agreement is true, correct, and complete, and Subscriber is not subject to backup withholding, either because Subscriber has not been so notified as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified Subscriber that it is no longer subject to backup withholding, or (ii) the Subscriber is properly exempt from backup withholding.

          4.          Indemnification. Subscriber agrees to indemnify and hold harmless the Company, its directors, officers, and agents from and against all liability, damage, losses, costs, and expenses (including reasonable attorney fees) that the Company or its directors, officers, and agents may incur by reason of the failure of Subscriber to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by Subscriber herein or in any document provided by the Subscriber to the Company in connection with this Agreement.

          5.          Determinations by Company. All questions as to validity, form, eligibility, or delivery of agreements and charges or checks shall be finally determined by the Company and all agreements and charges or checks are subject to acceptance by the Company.

          6.          Miscellaneous.

                    (a)          Subscriber agrees not to transfer or assign this Agreement or any of the Subscriber's interest in this Agreement.

                    (b)          Subscriber agrees that Subscriber may not cancel, terminate, or revoke this Agreement and that this Agreement shall survive Subscriber's death or disability and shall be binding upon Subscriber's respective heirs, representatives, successors, and assigns.

                    (c)          Notwithstanding any of the representations, warranties, acknowledgments, or agreements made by Subscriber in this Agreement, Subscriber does not thereby or in any manner waive any rights granted to Subscriber under federal or state securities laws.

                    (d)          This Agreement constitutes the entire agreement between the Company and Subscriber with respect to the purchase of the Notes and may be amended only in writing signed by both parties.

                    (e)          This Agreement shall be enforced, governed, and construed in all respects in accordance with the laws of Michigan.

                    (f)          Within five (5) days after receipt of a written request from the Company, Subscriber agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions as reasonably may be necessary to complete the transactions contemplated by this Agreement.

SUBSCRIPTION AGREEMENT SIGNATURE SECTION
FOR INDIVIDUAL SUBSCRIBERS

_____________________________________________________

Principal Amount of Note to be Purchased: $

Print Name and Address of Subscriber (please include any additional name or names that you wish to have included on your note):

Daytime Telephone Number:

Social Security Number of Subscriber:

Signature of Subscriber:

Date

SUBSCRIPTION ACCEPTED:

SPARTAN STORES, INC.

By

Its

Date

SUBSCRIPTION REJECTED:

SPARTAN STORES, INC.

By

Its

Date

SUBSCRIPTION AGREEMENT SIGNATURE SECTION
FOR CORPORATION SUBSCRIBERS

_____________________________________________________

Principal Amount of Note to be Purchased: $

For:
Print Name of Corporation

Write Tax Identification Number of Corporation

Print Address of Corporation

Telephone No.

By		By
	Signature of Officer		Signature of Officer*

Title		Title

	Print Name of Officer		Print Name of Officer

Date		Date

*Signature of more than one officer is required if the Articles of Incorporation or Bylaws so require.

SUBSCRIPTION ACCEPTED:

SPARTAN STORES, INC.

By

Its

Date

SUBSCRIPTION REJECTED:

SPARTAN STORES, INC.

By

Its

Date

SUBSCRIPTION AGREEMENT SIGNATURE SECTION
FOR PARTNERSHIP SUBSCRIBERS

_____________________________________________________

Principal Amount of Note to be Purchased: $
For:
Print Name of Partnership

Write Tax Identification Number of Partnership

Print Address of Partnership

Telephone No.

By		By
	Signature of Partner		Signature of Partner*

	Print Name of Partner		Print Name of additional Partner

Date		Date

*The number of signatures required is as stated in the Subscriber's Partnership Agreement.

SUBSCRIPTION ACCEPTED:

SPARTAN STORES, INC.

By

Its

Date

SUBSCRIPTION REJECTED:

SPARTAN STORES, INC.

By

Its

Date

SUBSCRIPTION AGREEMENT SIGNATURE SECTION
FOR OTHER TYPES OF SUBSCRIBERS

_____________________________________________________

Principal Amount of Note to be Purchased: $

For:
Print Name of Subscriber

Write Tax Identification Number of Subscriber

Print Address of Subscriber

Telephone No.

By		By

Title		Title

	Print Name of Person Signing		Print Name of Person Signing*

Date		Date

*The number of signatures required is as stated in the Subscriber's charter or other governing documents.

SUBSCRIPTION ACCEPTED:

SPARTAN STORES, INC.

By

Its

Date

SUBSCRIPTION REJECTED:

SPARTAN STORES, INC.

By

Its

Date

SPARTAN STORES, INC.

VARIABLE RATE PROMISSORY NOTE

ADDITIONAL NOTE(S) INQUIRY FORM

Print Name of Note Holder:

Address:

Daytime Telephone Number:

Principal Amount of Additional Notes that I want to be considered for:	$

Signature

Note: Spartan Stores is under no obligation to sell any of the additional notes that you wish to be considered for and we may decide not to sell any such additional notes. We may offer a smaller principal amount than the amount you want to purchase.